                                                                     Exhibit 4.1


                    AMENDMENT NO. 4 (the "Amendment") dated as of October 8, 1997 to the Credit, Security, Guaranty and Pledge Agreement dated as of December 21, 1995 (the "Agreement"), among SKYTEL CORP., a Delaware corporation ("SkyTel"), MOBILE TELECOMMUNICATION TECHNOLOGIES CORP., a Delaware corporation ("Mtel"), the Subsidiaries of Mtel referred to therein, the lenders referred to therein (the "Lenders"), THE CHASE MANHATTAN BANK (formerly known as Chemical Bank), as administrative agent for the Lenders (the "Administrative Agent"), CREDIT LYONNAIS NEW YORK BRANCH, as documentation agent, and J.P. MORGAN SECURITIES INC., as co-syndication agent.


                                 INTRODUCTORY STATEMENT
                                 ----------------------


          All capitalized terms not otherwise defined in this Amendment are used herein as defined in the Agreement.

          The Borrower has requested that the Agreement be amended to modify certain provisions of the Agreement as hereinafter set forth.

          In consideration of the mutual agreements contained herein and other good and valuable consideration, the parties hereto hereby agree as follows:

          SECTION 1.  Amendment to the Agreement.  Subject to the provisions of
                      --------------------------
Section 2 hereof, the Agreement is hereby amended effective as of the Effective Date (such term being used herein as defined in Section 2 hereof) as follows:

          (A) The Agreement is hereby amended by adding CIBC Inc. as a Co-Syndication Agent and changing all references to "Co-Syndication Agent" in the Agreement to "Co-Syndication Agents".

          (B) The definition of "Consolidated Interest Expense" appearing in
Article 1 of the Agreement is hereby amended in its entirety to read as follows:


          "'Consolidated Interest Expense' shall mean, for any Person, for any
            -----------------------------
          period for which such amount is being determined, interest expense, whether paid or accrued (including the interest component of Capital Lease obligations) on all Indebtedness of such Person and its Consolidated Subsidiaries on a consolidated basis (if applicable) for such period, including, without limitation or duplication,
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          (a) interest expense in respect of the Loans (in the case of the
          Borrower) and all other outstanding Indebtedness, (b) commissions, discounts and other fees and charges payable in connection with letters of credit, (c) net payments payable hereunder or in connection with all Interest Rate Production Agreements (excluding amortization of any discount) and (d) any interest which is capitalized; but excluding amortization of the discount or issuance cost of any Indebtedness (including any original issue discount attributable to any issuance of debt securities)."

          (C) Section 5.21(b) of the Agreement is hereby amended in its entirety to read as follows:

          "(b) On or before December 31, 1998, sell or otherwise dispose of all or a portion of the equity interests in Mtel Asia (or any of Mtel Asia's Subsidiaries) owned by Mtel or any of its Affiliates, in a transaction which results in the receipt by the Credit Parties of Net Cash Proceeds of at least $5,000,000 and otherwise complies with the provisions of Section 6.4(e) hereof."

          (D) Section 6.22 (Minimum Subscriber Level for SkyTel) of the Agreement is hereby amended by deleting the existing text in its entirety and inserting in its place the words "Not Used".

          SECTION 2.  Conditions to Effectiveness.  The effectiveness of this
                      ---------------------------
Amendment is subject to the satisfaction in full of the following conditions precedent (the first date on which all such conditions have been satisfied being herein referred to as the "Effective Date"):

          (A) the Administrative Agent shall have received executed counterparts of this Amendment, which, when taken together, bear the signatures of the Credit Parties and those Lenders required by Section 13.9 of the Agreement; and

          (B) all legal matters in connection with this Amendment shall be reasonably satisfactory to Morgan, Lewis & Bockius LLP, counsel for the Agents.

          SECTION 3.  Representations and Warranties.  The Credit Parties hereby
                      ------------------------------
represent and warrant to the Lenders that:

          (A) after giving effect to this Amendment, the representations and warranties contained in the Agreement and in the other Fundamental Documents are true and correct in all material respects on and as of the date hereof as if such representations and warranties had been made on and as of the date hereof (except to the extent such representations and warranties expressly relate to an earlier date); and

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          (B) after giving effect to this Amendment, the Credit Parties are in compliance with all the terms and provisions set forth in the Agreement and the other Fundamental Documents and no Default or Event of Default has occurred or is continuing under the Agreement.

          SECTION 4.  Full Force and Effect.
                      ---------------------

          Except as expressly set forth herein, this Amendment does not constitute a waiver or modification of any provision of the Agreement or a waiver of any Default or Event of Default under the Agreement, in either case whether or not known to the Agents. Except as expressly amended hereby, the Agreement shall continue in full force and effect in accordance with the provisions thereof on the date hereof. As used in the Agreement, the terms "Credit Agreement", "this Agreement", "herein", "hereafter", "hereto", "hereof", and words of similar import, shall, unless the context otherwise requires, mean the Agreement as amended by this Amendment. References to the terms "Agreement" or "Credit Agreement" appearing in the Exhibits or Schedules to the Agreement, shall, unless the context otherwise requires, mean the Agreement as amended by this Amendment.

          SECTION 5.  APPLICABLE LAW.  THIS AMENDMENT SHALL BE GOVERNED BY, AND
                      --------------
CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WHICH ARE APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED WHOLLY WITHIN THE STATE OF NEW YORK.

          SECTION 6.  Counterparts.  This Amendment may be executed in two or
                      ------------
more counterparts, each of which shall constitute an original, but all of which when taken together shall constitute but one instrument.

          SECTION 7.  Expenses.  The Borrower agrees to pay all reasonable out-
                      --------
of-pocket expenses incurred by the Agents in connection with the preparation, execution and delivery of this Amendment and any other documentation contemplated hereby, including, but not limited to, the reasonable fees and disbursements of counsel for the Agents.

          SECTION 8.  Headings.  The headings of this Amendment are for the
                      --------
purposes of reference only and shall not affect the construction of, or be taken into consideration in interpreting, this Amendment.

          IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their duly authorized officers, all as of the date and year first written above.

                              BORROWER:

                              SKYTEL CORP.


                              By: /s/ Robert Kaiser
                                 ------------------------------------------
                                     Name: Robert Kaiser
                                     Title: Senior Vice President - Finance


                              GUARANTORS:

                              MOBILE TELECOMMUNICATION
                                TECHNOLOGIES CORP.
                              MTEL PAGING, INC.
                              MTEL INTERNATIONAL, INC.
                              UNITED STATES PAGING CORPORATION
                              DESTINEER CORPORATION
                              MOBILECOMM EUROPE INC.
                              MTEL SPACE TECHNOLOGIES CORPORATION
                              MTEL TECHNOLOGIES, INC.
                              MTEL MAINE, INC.
                              COM/NAV REALTY CORP.
                              INTELLIGENT INVESTMENT PARTNERS, INC.


                              By: /s/ John E. Welsh III
                                 --------------------------------------
                                 Name: John E. Welsh III
                                 Title: Vice Chairman

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                              LENDERS:

                              THE CHASE MANHATTAN BANK (formerly known as
                              Chemical Bank), individually and as Administrative Agent
Executed in
New York, New York


                              By: /s/ John J. Huber
                                 --------------------------------------
                                 Name: John J. Huber III
                                 Title: Managing Director

                              CREDIT LYONNAIS NEW YORK BRANCH,
                                as Documentation Agent


                              By: /s/ Bruce M. Yeager
                                 --------------------------------------
                                 Name: Bruce M. Yeager
                                 Title: Senior Vice President

                              CREDIT LYONNAIS CAYMAN ISLAND BRANCH


                              By: /s/ Bruce M. Yeager
                                 --------------------------------------
                                 Name: Bruce M. Yeager
                                 Title: Senior Vice President

                              J.P. MORGAN SECURITIES INC.,
                                as Co-Syndication Agent


                              By: /s/ Andrew Holmes
                                 --------------------------------------
                                 Name: Andrew Holmes
                                 Title: Vice President

                              MORGAN GUARANTY TRUST COMPANY
                               OF NEW YORK


                              By: /s/ Maria D. Kratsios
                                 --------------------------------------
                                 Name: Maria D. Kratsios
                                 Title: Vice President

                              CIBC INC., individually and as Co-Syndication
                              Agent


                              By: /s/ Deborah Strek
                                 --------------------------------------
                                 Name: Deborah Strek
                                 Title: Managing Director
                                        CIBC Wood Gundy Securities Corp.,
                                        as Agent

                              ABN AMRO BANK N.V.


                              By: /s/ Ronald O. Drake
                                 --------------------------------------
                                 Name: Ronald O. Drake
                                 Title: Group Senior Vice President


                              By: /s/ William J. Fitzgerald
                                 --------------------------------------
                                 Name: William J. Fitzgerald
                                 Title: Senior Vice President

                              NATIONSBANK, N.A.


                              By: /s/ Keith M. Wilson
                                 --------------------------------------
                                 Name: Keith M. Wilson
                                 Title: Vice President

                              VAN KAMPEN AMERICAN CAPITAL
                                PRIME RATE INCOME TRUST


                              By: /s/ Jeffrey W. Maillet
                                 --------------------------------------
                                 Name: Jeffrey W. Maillet
                                 Title: Senior Vice President and Director

                              MERRILL LYNCH, PIERCE, FENNER & SMITH,
                              INCORPORATED


                              By: /s/ Neil Brison
                                 --------------------------------------
                                 Name: Neil Brison
                                 Title: Director

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